SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )
      Filed by the Registrant   |X|
      Filed by a Party other than the Registrant  |_|
      Check the appropriate box:
      |_|         Preliminary Proxy Statement
                                                  |_|     Confidential, For Use
                                                          of the Commission Only
                                                          (as permitted by
                                                          Rule 14a-6(e)(2))

      |X|         Definitive Proxy Statement
      |_|         Definitive Additional Materials
      |_|         Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           360 COMMUNICATIONS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

(2)     Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)     Proposed maximum aggregate value of transaction:
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(5)     Total fee paid:
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|_|     Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:
--------------------------------------------------------------------------------
(2)     Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------
(3)     Filing Party:
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(4)     Date Filed:
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




                               360 COMMUNICATIONS


                     NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                           TO BE HELD ON MAY 12, 1998

To the Shareowners of 360 Communications Company:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareowners of 360 Communications Company, a Delaware corporation (the "Company"), will be held at The Museum of Contemporary Art, The Education Center, 220 E. Chicago Avenue, Chicago, Illinois, on Tuesday, May 12, 1998, beginning at 10:00 a.m. local time, for the following purposes:

     1. To elect two directors to hold office until the 2001 Annual Meeting of Shareowners.

     2. To ratify the selection of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1998.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Shareowners will not be asked to vote on the proposed merger between the Company and ALLTEL Corporation at this Annual Meeting. For further information, see "Recent Developments" in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 16, 1998 as the record date for the determination of shareowners entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                              By Order of the Board of Directors


                                                  /s/ Kevin C. Gallagher
                                              Kevin C. Gallagher
                                              Senior Vice President, General
                                              Counsel and Secretary

Chicago, Illinois
March 31, 1998

     ALL SHAREOWNERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE EITHER COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE PROVIDED ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) OR VOTE YOUR SHARES BY TELEPHONE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, WHETHER BY MAIL OR BY TELEPHONE, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                           360 COMMUNICATIONS COMPANY
                              8725 W. Higgins Road
                          Chicago, Illinois 60631-2702


                                 PROXY STATEMENT

                 INFORMATION CONCERNING VOTING AND SOLICITATION

General

     The accompanying proxy is solicited on behalf of the Board of Directors of 360 Communications Company, a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareowners to be held on May 12, 1998, beginning at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the attached Notice of Annual Meeting of Shareowners. The Annual Meeting will be held at The Museum of Contemporary Art, The Education Center, 220 E. Chicago Avenue, Chicago, Illinois. The Company intends to mail this Proxy Statement and the accompanying proxy on or about March 31, 1998 to all shareowners entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares

     The Company has only one class of stock outstanding, the Company's common stock, $0.01 par value ("Common Stock"). Only holders of record of Common Stock at the close of business on March 16, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding and entitled to vote 121,309,314 shares of Common Stock.

     Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon.

     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the shareowners and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

     Any person giving a proxy in the form accompanying this Proxy Statement or by telephone has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 8725 W. Higgins Road, Chicago, Illinois 60631-2702, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Solicitation

     The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the accompanying proxy and any additional information furnished to shareowners. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular associates of the Company or, at the Company's request, ChaseMellon Shareholder Services, L.L.C., which has been retained by the Company to aid in the solicitation of proxies.

No additional compensation will be paid to such directors, officers or other regular associates for such services, but ChaseMellon Shareholder Services, L.L.C. will be paid its customary fee, estimated to be $4,750 plus out-of-pocket expenses, if it renders solicitation services.

Shareowner Proposals

     Proposals of  shareowners  intended to be presented at the  Company's  1999
Annual Meeting of Shareowners must be received by the Secretary of the Company at the Company's principal executive offices, 8725 W. Higgins Road, Chicago, Illinois 60631-2702, not later than November 30, 1998 for inclusion in the proxy statement for that meeting.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that the Board of Directors shall be divided into three classes, with each class having a three-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall also be filled by the affirmative vote of the directors then in office, even if less than a quorum of the Board of Directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred until such director's successor has been duly elected and qualified.

     The Certificate of Incorporation provides that the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by a majority of the Board of Directors, provided that such number shall not be less than three nor more than twelve. The authorized number of directors is currently set at eight. Two seats on the Board of Directors, currently held by Alice M. Peterson and Charles
H. Price, II, have been designated as Class II Board seats, with the term of the directors occupying such seats expiring as of the Annual Meeting.

     Each of the nominees for election to Class II is currently a Class II Board member of the Company. If elected at the Annual Meeting, each of the two nominees would serve until the 2001 Annual Meeting of Shareowners, in each case until their successor has been duly elected and qualified, or until such director's earlier death, resignation, retirement, disqualification or removal.

     Directors are elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. Shares represented by executed proxies or voted by telephone will be voted, if authority to do so is not withheld, for the election of the two nominees for the two Class II Board seats. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2001 Annual Meeting of Shareowners

ALICE M. PETERSON

     Alice M. Peterson, age 45, has served as a director of the Company since April 9, 1996. She is currently Vice President and Treasurer of Sears, Roebuck and Co., a retail merchandiser. Ms. Peterson joined Sears, Roebuck and Co. in 1989 and was elected to her present position in 1993. She also currently serves as a director of Fleming Companies, Inc.

CHARLES H. PRICE, II

     Charles H. Price, II, age 66, has served as a director of the Company since March 7, 1996. He currently serves as a director of Hanson PLC, Mercantile Bank of Kansas City, The New York Times Company, US Industries Inc. and Texaco, Inc. Mr. Price resigned as Chairman of the Board of Mercantile Bank of Kansas City in April 1996, a position he was elected to in 1992. He was President and Chief Executive Officer of Ameribanc, Inc. from 1989 to 1992 and the United States Ambassador to the United Kingdom of Great Britain and Northern Ireland from 1983 to 1989. Mr. Price resigned as a director of Sprint Corporation effective with the spinoff of the Company from Sprint Corporation on March 7, 1996. He had been a director of Sprint Corporation since 1989.


                The Board of Directors recommends voting FOR the
                     election of each of the named nominees.


Directors Continuing in Office Until the 1999 Annual Meeting of Shareowners

LESTER CROWN

     Lester Crown, age 72, has served as a director of the Company since November 5, 1996. He currently serves as Chairman of the Board of Material Service Corporation, a manufacturing company and a subsidiary of General Dynamics Corporation, a position he was elected to in 1983 after having served as its President since 1970. Mr. Crown also currently serves as a director and Chairman of the Executive Committee of General Dynamics Corporation, as a director of Maytag Corporation and as President of Henry Crown and Company.

DENNIS E. FOSTER

     Dennis E. Foster, age 57, has served as a director of the Company since March 7, 1996. He was elected President of the Company in March 1993 and President and Chief Executive Officer of the Company in February 1996. Mr. Foster had been President and Chief Operating Officer of the Cellular and Wireless Division of Sprint Corporation since 1993, a position he resigned from effective with the spinoff of the Company from Sprint Corporation on March 7, 1996, and prior to that he was Senior Vice President of the Local Telecommunications Division of Sprint Corporation beginning in May 1992. Prior to joining Sprint Corporation, Mr. Foster was President and Chief Operating Officer of GTE Mobilnet, a position he had held since June 1991. Mr. Foster had been Area Vice President and General Manager of GTE North since September 1989.

MICHAEL HOOKER

     Michael Hooker, age 52, has served as a director of the Company since April 9, 1996. He is currently Chancellor of the University of North Carolina, a position he has held since 1995. Mr. Hooker had served as President of Bennington College in Vermont, as President of the University of Maryland - Baltimore County and as President of the University of Massachusetts. He also currently serves as a director of Centura Bank, located in Rocky Mount, North Carolina.

Directors Continuing in Office Until the 2000 Annual Meeting of Shareowners

FRANK E. REED

     Frank E. Reed, age 63, has served as the non-management Chairman of the Board of Directors of the Company since March 7, 1996. He is former President and Chief Executive Officer of Philadelphia National Bank, and currently serves as a director of Harleysville Group, Inc. Mr. Reed had been President and Chief Executive Officer of Philadelphia National Bank for more than five years. Mr. Reed resigned as a director of Sprint Corporation effective with the spinoff of the Company from Sprint Corporation on March 7, 1996. Prior to becoming a director of Sprint Corporation in 1993, Mr. Reed had been a director of Centel Corporation, a predecessor corporation, since 1978.

ROBERT E. R. HUNTLEY

     Robert E. R. Huntley, age 68, has served as a director of the Company since March 7, 1996. He is former Counsel to Hunton & Williams, a law firm, and currently serves as a director of Philip Morris Companies, Inc. Mr. Huntley had been Counsel to Hunton & Williams for more than five years. Mr. Huntley resigned as a director of Sprint Corporation effective with the spinoff of the Company from Sprint Corporation on March 7, 1996. Prior to becoming a director of Sprint Corporation in 1993, Mr. Huntley had been a director of Centel Corporation, a predecessor corporation, since 1975.

VALERIE B. JARRETT

     Valerie B. Jarrett, age 41, has served as a director of the Company since June 11, 1996. She is currently Executive Vice President of The Habitat Company, a real estate development and property management company. Ms. Jarrett joined The Habitat Company in her present position in 1995. Prior to joining The Habitat Company, she served for more than five years in the government of the City of Chicago, most recently as Commissioner of the Department of Planning and Development. Ms. Jarrett also serves as Chairman of the Board of Directors of the Chicago Transit Authority and as a director of the Regional Transportation Authority.

Board Committees and Meetings

     During 1997, the Board of Directors held seven meetings. The Board has an Audit and Finance Committee and an Organization, Compensation and Nominating Committee.

     The Audit and Finance Committee examines and considers matters relating to the financial affairs of the Company, including reviewing the Company's annual financial statements, the scope of the independent annual audit and internal audits and the independent auditor's letter to management concerning the effectiveness of the Company's internal financial and accounting controls. The Audit and Finance Committee also evaluates the effectiveness of the Company's ethics and compliance policies and reports its findings to the Board of Directors. The Audit and Finance Committee, which met five times during 1997, is composed of Ms. Peterson (Committee Chair), Mr. Reed, Mr. Price and Mr. Crown.

     The Organization, Compensation and Nominating Committee considers and makes recommendations to the Board of Directors with respect to programs for human resource development and management organization and succession, approves changes in senior executive compensation, considers and makes recommendations to the Board of Directors with respect to compensation matters and policies and associate benefit and incentive plans, exercises authority granted to it to administer such plans, and administers the Company's stock option and equity based plans and grants stock options and other rights under such plans. The Organization, Compensation and Nominating Committee also recommends to the Board of Directors nominees to fill director vacancies (including vacancies created by an increase in the size of the Board of Directors) and for election at each annual meeting of shareowners, and recommends policies to the Board of Directors with respect to corporate governance matters. The Company's Amended and Restated Bylaws provide procedures for shareowners wishing to recommend or nominate a candidate for election as director. The Organization, Compensation and Nominating Committee, which met four times during 1997, is composed of Mr. Huntley (Committee Chair), Mr. Reed, Mr. Hooker and Ms. Jarrett.

     During 1997, each Board member attended at least 75% of the aggregate of the meetings of the Board of Directors, and the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Compensation of Directors

     Directors who are not employees of the Company (the "Outside Directors") are each compensated in the amount of $20,000 annually, 50% of which is provided in the form of a restricted stock grant. The Chairman of the Board, if an Outside Director, receives an additional $100,000 annually, 25% of which is provided in the form of a restricted stock grant. Under the Company's Amended and Restated Director Equity and Deferred Compensation Plan (the "Director Equity and Deferred Compensation Plan"), the number of shares of restricted stock granted is determined by the fair market value of shares of Common Stock on the date of each annual meeting of shareowners (or on the date the individual first becomes an Outside Director with respect to the restricted stock grant associated with his or her first year of service). Restrictions lapse immediately before the commencement of the first annual meeting of shareowners following the grant of restricted stock. Each Outside Director, excluding the Chairman of the Board, receives $1,000 for each Board meeting and committee meeting attended. Effective January 1, 1998, each Outside Director, excluding the Chairman of the Board, serving as a Committee Chair receives an additional $4,000 annually, 50% of which is provided in the form of a restricted stock grant.

     The Director Equity and Deferred Compensation Plan also provides for the grant of stock options to Outside Directors. Each Outside Director receives an initial grant of an option to purchase 9,000 shares of Common Stock on the date he or she first becomes an Outside Director. One-third of the shares subject to each initial option grant becomes exercisable on December 31 of the year in which the option is granted and an additional one-third becomes exercisable on December 31 of each of the two succeeding years. Each Outside Director receives subsequent grants of an option to purchase 3,000 shares of Common Stock on the date of each annual meeting of shareowners commencing with the third annual meeting of shareowners after he or she first becomes an Outside Director. Twenty-five percent of the shares subject to each of the annual option grants becomes exercisable on December 31 of the year in which the option is granted and an additional twenty-five percent becomes exercisable on December 31 of each of the three succeeding years. All options have an option price equal to 100% of the fair market value of shares of Common Stock on the date of grant and expire ten years after the date of the grant.

     Outside Directors may also elect to defer some or all of the cash portion of their annual fees under the Director Equity and Deferred Compensation Plan. Effective January 1, 1997, the Director Equity and Deferred Compensation Plan was amended to include the following investment options: 360 Communications Company Common Stock; Large Market Capitalization Equity; Small Market Capitalization Equity; International Equity; and Intermediate Bond.


                                   PROPOSAL 2

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1998 and has further directed that management submit the selection of independent accountants for ratification by the shareowners at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Shareowner ratification of the selection of Ernst & Young LLP as the Company's independent accountants is not required by the Company's Amended and Restated Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the shareowners for ratification as a matter of good corporate practice. If the shareowners fail to ratify the selection, the Board of Directors and the Audit and Finance Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors and the Audit and Finance Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareowners.

     The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.


                The Board of Directors recommends voting FOR the
               ratification of the selection of Ernst & Young LLP.


                             EXECUTIVE COMPENSATION

Organization,   Compensation  and  Nominating   Committee  Report  on  Executive
Compensation

     This report on executive compensation is furnished by the Organization, Compensation and Nominating Committee of the Board of Directors, which is composed of four independent, non-employee directors, and which is responsible for administering the Company's executive compensation policies and practices.

     Overview. The Organization, Compensation and Nominating Committee (the "Committee") establishes compensation guidelines and practices that are designed to be a key support system in the Company's ongoing effort to attract, retain and motivate highly qualified executives. The Committee's goal is to establish a total compensation program that (a) creates a strong commonality of interest between management and the Company's shareowners; (b) places a significant portion of executive compensation "at risk;" (c) links the level of "at risk" compensation specifically to Company performance; and (d) remains competitive to the total compensation programs provided by companies of comparative size, as measured in annual sales (collectively referred to as "comparison companies").

     While the best candidate pool for certain executive officer positions would include individuals with specific industry experience and knowledge, the relative newness of the wireless industry and lack of sufficient "pure play" companies limit the ability to obtain statistically valid industry-specific compensation information. Therefore, the Committee utilized comparison companies representing many industries for a "general industry" comparison. The annual sales for this group ranged from $483 million to $2.9 billion, with an average of $1.4 billion and a median of $1.3 billion. In 1997, the Committee relied on information contained in compensation studies performed by an independent consulting firm. These studies provided important market information regarding all components of executive officers' compensation.

     In 1997, the Company's total compensation program for the executive officers, including the Chief Executive Officer ("CEO"), consisted of base salary, an annual cash incentive and a long-term incentive in the form of non-qualified stock options. The Committee's objective was to target base salary ranges and total annual cash compensation (midpoint of base salary range plus target annual cash incentive) of the Company's executive officers at the 50th percentile of the ranges provided by comparison companies for comparable executive positions. Long-term incentives were set at the 75th percentile.

     Base Salary. The base salaries of individual executive officers, including the CEO, and their applicable salary ranges, are reviewed annually by the Committee. In determining base salary ranges for a particular year, the Committee utilizes the market information previously described. In approving adjustments to base salary, the Committee considers the position of the executive officer's salary within his or her salary range and, other than for the CEO, relies on the performance evaluation completed annually by the supervisor of each individual officer. The CEO's performance is evaluated in much the same manner as other executive officers, the difference being that input is provided by each Committee member instead of from a single supervisor, and additional comments may be offered by other non-employee members of the Board of Directors relative to the CEO's performance of pre-determined, non-financial goals.

     Annual Incentive. Executive officers and the CEO, as well as all other associates of the Company who are not involved in direct sales activities, participate in an annual cash incentive plan, the Company's Associate Incentive Plan ("AIP"). The targeted amount of the annual incentive is based on job level; the higher the job level, the higher the portion of total annual cash compensation that is "at risk."

     In 1997, seventy-five percent of the target incentive amount established for eligible associates, including the executive officers and the CEO, was based on the achievement of stated company performance measures, which are reviewed and approved by the Committee at the beginning of each year. The performance measures included Service Revenue, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Net Access Lines Gained and Customer Turnover
(Churn). Each of these measures was weighted equally and required specific threshold performance before any incentive was earned.

     Twenty-five percent of the target incentive amount was based on the achievement of personal objectives, as rated by the executive's supervisor, or, in the case of the CEO, the Committee. These personal objectives included qualitative factors relating to business unit and departmental results of a non-financial nature, the support the executive provided in furthering strategic and tactical objectives, contribution to the progress of the quality improvement process, and individual professional growth and development.

     Based on the achievement in 1997 of both stated company performance measures and their personal objectives, executive officers, excluding the CEO, earned AIP payouts that averaged 94.0% of target. The CEO's annual incentive payout for 1997 equaled 96.4% of target.

     Long-Term Incentives. The Company's 1996 Equity Incentive Plan (the "Equity Incentive Plan") provides, among other things, that stock options and restricted stock awards may be granted to the CEO, executive officers and other key associates who contribute to the management, growth and profitability of the Company. Targeted long-term incentive compensation for 1997 was delivered exclusively in the form of non-qualified stock option grants.

     Policy with Respect to Qualifying Compensation for Deductibility and Other Matters. Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally limits the annual tax deductible compensation paid to the CEO and the four other most highly compensated executive officers of the Company to $1 million. However, this limitation does not apply to performance-based compensation, provided that certain conditions are satisfied.

     The Company's policy is generally to preserve the federal income tax deductibility of compensation paid. However, notwithstanding the Company's general policy, the Committee retains the authority to approve payments that may not be deductible if it believes that such payments are in the best overall interests of the Company and its shareowners.

     No direct cash compensation paid to any individual executive officer exceeded the $1 million deductibility limit in 1997, nor is the level of direct cash compensation paid to any executive officer in 1998 expected to exceed this limit by a significant amount. The vast majority of cash compensation paid to executive officers is comprised of base salary and annual incentives paid under the AIP. As discussed above, the AIP covers associates of the Company at all levels and provides an annual cash payment based on a combination of job grade, company performance and individual performance. The Committee will continue to monitor the level of cash compensation paid to executive officers. If, in the future, an executive officer's cash compensation is expected to significantly exceed $1 million, the Company will seek shareowner approval for a separate, performance-based annual incentive plan for designated executive officers.

                                      ORGANIZATION, COMPENSATION AND NOMINATING
                                      COMMITTEE OF THE BOARD OF DIRECTORS

                                      Robert E. R. Huntley, Committee Chair
                                      Frank E. Reed
                                      Michael Hooker
                                      Valerie B. Jarrett

Performance Graph

     The graph below provides an indicator of cumulative shareowner returns for the Company as compared with the S&P MidCap 400 Index and the Peer Group (as defined below), weighted quarterly for stock market capitalization.

     The graph covers the period of time from the Company's spinoff from Sprint Corporation on March 7, 1996 through December 31, 1997.

              [GRAPHIC APPEARS HERE, DATA IN GRAPH APPEARS BELOW]

                           Measurement Period (1) (2)

                 3/7/96  3/29/96  6/28/96  9/30/96  12/31/96 3/31/97  6/30/97  9/30/97 12/31/97
                 ------  -------  -------  -------  -------- -------  -------  ------- --------

360             $100.00  $102.13  $102.13  $100.00  $ 98.94  $ 73.40  $ 72.87  $ 88.83  $ 85.90
S&P MidCap 400  $100.00  $100.31  $103.20  $106.18  $112.60  $110.95  $127.23  $147.66  $148.87
Peer Group (3)  $100.00  $100.55  $ 98.25  $ 92.63  $ 85.63  $ 81.16  $ 95.89  $118.24  $126.80

----------

(1) Assumes $100 invested on March 7, 1996 in shares of Common Stock, the S&P MidCap 400 Index and the Peer Group.
(2)  Total returns assume reinvestment of dividends on a quarterly basis.
(3) The Peer Group consists of the following cellular and Personal Communications Services (PCS) carriers: Aerial Communications, Inc.; Airtouch Communications, Inc.; CoreComm Incorporated (formerly Cellular Communications of Puerto Rico, Inc.); Centennial Cellular Corp.; Clearnet Communications, Inc.; CommNet Cellular Inc.; Powertel, Inc. (formerly InterCel, Inc.); Nextel Communications, Inc.; Omnipoint Corporation; Orange Plc-ADR; PriCellular Corporation; Rogers Cantel Mobile Communications, Inc.; Rural Cellular Corporation; United States Cellular Corporation; Vanguard Cellular Systems, Inc.; Vodafone Group Plc-ADR; Western Wireless Corporation. Palmer Wireless, Inc., which was included in the Peer Group in 1996, was acquired by Price Communications Corp. on October 7, 1997 and has therefore been removed and the total returns for the Peer Group in 1996 have been adjusted accordingly. Market returns have been adjusted for spinoffs of both the Company and any Peer Group companies. If any member of the Peer Group is a foreign issuer and is not traded on a U.S. stock exchange, the market value was converted to U.S. dollars. Total returns only reflect the performance of the stock and not gains or losses due to currency fluctuations.

Summary Compensation Table

     The following table summarizes the cash and non-cash compensation for services rendered in all capacities to the Company for the year ended December 31, 1997 for the Chief Executive Officer and the four most highly compensated executive officers (collectively, the "Named Officers") of the Company.

                           Summary Compensation Table
                                                                         Long-Term Compensation
                                                                    ---------------------------------

                                       Annual Compensation                  Awards           Payouts
                           ---------------------------------------  -----------------------  --------

                                                          Other
                                                          Annual    Restricted   Securities            All Other
                                                          Compen-     Stock      Underlying    LTIP     Compen-
                                   Salary      Bonus      sation      Awards      Options    Payouts     sation
                           Year    ($) (1)    ($) (1)       ($)       ($) (5)       (#)        ($)       ($) (6)
-----------------------  -------  ---------  ----------  ---------  -----------  ----------  --------  ----------

Dennis E. Foster            1997   $472,567   $385,701    $26,632          ---     82,900      ---      $447,933
  President and Chief       1996    377,196    334,788     59,097    $1,301,800   189,432      ---       324,601
  Executive Officer         1995    249,339    147,274     21,519          ---       ---       ---         4,995

Michael J. Small            1997    220,930    166,556     91,874(4)       ---     41,500      ---        52,411
  Executive Vice President  1996    193,101     68,480(3)  12,000       285,924    93,051      ---        34,209
  & Chief Financial Officer 1995     36,648(2)   8,937      1,000          ---       ---       ---           328

Kevin L. Beebe              1997    207,189    170,931     26,863          ---     41,500      ---        27,324
  Executive Vice            1996    165,321    136,307     19,036       297,419    86,565      ---        15,433
  President - Operations    1995    134,979     64,771     14,919          ---       ---       ---         7,338

Kevin C. Gallagher          1997    174,160    110,052     16,202          ---     14,600      ---        24,378
  Senior Vice President,    1996    156,236     90,358     10,800       152,158    79,773      ---        15,427
  General Counsel and       1995    144,122     53,189     10,800          ---       ---       ---         6,301
  Secretary

Gary L. Burge               1997    167,733     94,684     16,683          ---     14,600      ---        20,751
  Senior Vice President -   1996    150,653     92,784     10,800       154,457    82,720      ---        13,151
  Engineering & Network     1995    132,571     68,546     14,588          ---       ---       ---         4,227
  Operations
_________

(1) Includes amounts earned for the year specified, including any deferrals made under the Company's Deferred Compensation Plan and any pre-tax contributions made under the Company's Flexible Benefit Plan and the Company's Retirement Savings Plan (the "401(k) Plan").
(2) Includes $25,000 of consulting fees earned by Mr. Small in 1995 prior to his becoming an associate of the Company on December 1, 1995.
(3) Excludes bonus amount associated with Mr. Small's election to receive options in lieu of 50% of his short-term annual target incentive opportunity under the provisions of Sprint Corporation's Management Incentive Stock Option Plan prior to the Company's spinoff from Sprint Corporation.
(4) Includes the cost of $73,875 to reimburse Mr. Small for initial club membership plus monthly expenses and associated tax gross-up.
(5) On December 31, 1997, the Named Officers held the following number of shares of restricted stock with the following value, based on the closing per share price of Common Stock on December 31, 1997 of $20.1875: Mr. Foster - 56,600 shares at $1,142,613 (of which 3,600 shares will vest on March 9, 1999); Mr. Small - 12,600 shares at $254,363 (of which 2,600 shares will vest on March 9, 1999); Mr. Beebe - 13,100 shares at $264,456 (of which 3,100 shares will vest on March 9, 1999); Mr. Gallagher - 6,700 shares at $135,256 (of which 1,700 shares will vest on March 9, 1999); and Mr. Burge - 6,800 shares at $137,275 (of which 1,800 shares will vest on March 9, 1999).
(6) Includes the following amounts for: (a) Mr. Foster - $84,372 in relocation expenses; $17,500 in company contributions made to the 401(k) Plan, $70,848 in non-cash credits allocated to a non-qualified, defined contribution restoration plan, $273,950 in non-cash credits allocated to a supplemental retirement arrangement, as provided under the terms of an employment agreement effective March 9, 1996 between the Company and Mr. Foster, and $1,263 representing the portion of interest credits earned at above-market rates on a portion of Mr. Foster's supplemental retirement and defined

                                       9

     contribution restoration plan accounts; (b) Mr. Small - $29,387 in relocation expenses, $12,700 in company contributions made to the 401(k) Plan, $10,311 in non-cash credits allocated to a non-qualified, defined contribution restoration plan, and $13 of interest credits earned at above-market rates on a portion of Mr. Small's deferred compensation and defined contribution restoration plan accounts; (c) Mr. Beebe - $12,700 in company contributions made to the 401(k) Plan, and $14,624 in non-cash credits allocated to a non-qualified, defined contribution restoration plan; (d) Mr. Gallagher - $14,284 in company contributions made to the 401(k) Plan, and $10,094 in non-cash credits allocated to a non-qualified, defined contribution restoration plan; and (e) Mr. Burge - $12,604 in company contributions made to the 401(k) Plan, and $8,147 in non-cash credits allocated to a non-qualified, defined contribution restoration plan.

Option Grants

     The following table summarizes options granted during 1997 to the Named Officers under the Company's Equity Incentive Plan. No stock appreciation rights were granted on these awards.


                        Option Grants in Last Fiscal Year


                                                                                             Potential Realizable Value
                       Number of   % of Total                                                  at Assumed Annual Rates
                       Securities   Options                    Market                        of Stock Price Appreciation
                       Underlying  Granted to     Exercise    Price per                           for Option Term (3)
                       Options     Employees      or Base       Share                      --------------------------------
                       Granted     in Fiscal       Price       on Grant     Expiration
      Name               (#)          Year       ($/share)     Date (1)        Date          0%        5%          10%
--------------------  ----------  ------------  -----------  ------------  ------------    ------ ------------ ------------

Dennis E. Foster        82,900       11.69%      $19.9375      $19.9375      2/10/07 (2)   $  -    $1,039,449   $2,634,167

Michael J. Small        41,500        5.85%       19.9375       19.9375      2/10/07 (2)      -       520,351    1,318,672

Kevin L. Beebe          41,500        5.85%       19.9375       19.9375      2/10/07 (2)      -       520,351    1,318,672

Kevin C. Gallagher      14,600        2.06%       19.9375       19.9375      2/10/07 (2)      -       183,063      463,919

Gary L. Burge           14,600        2.06%       19.9375       19.9375      2/10/07 (2)      -       183,063      463,919

----------

(1) Reflects the average of the high and low sales price of shares of Common Stock as of February 10, 1997, the date on which the options were awarded.
(2) 25% of these options became exercisable on February 10, 1998, and an additional 25% will become exercisable on February 10 of each of the next three successive years.
(3) The dollar amounts in these columns are the result of calculations at the assumed appreciation rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of shares of Common Stock.

Option Exercises and Fiscal Year-End Values

     The following table summarizes the value of the outstanding options at December 31, 1997, for the Named Officers. There were no exercises of options by the Named Officers during 1997.

                           Year-End Option/SAR Values

                         Number of Securities          Value of Unexercised
                        Underlying Unexercised             In-the-Money
                     Options/SARs at 12/31/97(#)  Options/SARs at 12/31/97($)(1)
                    ----------------------------  ------------------------------

         Name        Exercisable  Unexercisable   Exercisable     Unexercisable
------------------- ------------  --------------  ------------    -------------

Dennis E. Foster       79,896       192,436        $244,062         $100,312

Michael J. Small       50,110        84,441            -                -

Kevin L. Beebe         35,518        92,547          64,329           19,984

Kevin C. Gallagher     65,781        28,592         483,821           15,146

Gary L. Burge          58,462        38,858         355,312           24,824


----------
(1) The value of unexercised, in-the-money options/SARs is the difference between the exercise price of the options and the average of the high and low sales price of shares of Common Stock as of December 31, 1997 ($19.7188).

Employment Agreement

     In March 1996, the Company entered into an employment agreement with Mr. Foster which became effective as of March 9, 1996 and was amended in December 1997 (as so amended, the "Employment Agreement").

     The initial term of the Employment Agreement is five years, with automatic one year renewals thereafter unless either party provides notice of intent not to renew. If a change in control (as defined) occurs, the Employment Agreement will be irrevocable for the greater of the remaining term or two years. The Employment Agreement provides a base salary of at least $400,000 and an annual incentive opportunity of no less than 50% of base salary.

     If Mr. Foster remains employed by the Company for the full initial term of the Employment Agreement, the Company will provide both him and his spouse with post-retirement medical insurance benefits at the same cost and coverage levels as is then provided to active associates (with a carve-out for Medicare benefits). This commitment is subject to change or termination to the same extent the active associate's plan is changed or terminated. Coverage will also be provided if termination occurs during the initial term due to death, disability, termination by the Company without cause or termination by the executive for good reason.

     Under the  Employment  Agreement,  the Company also  provides Mr.  Foster a supplemental retirement benefit in the form of a defined contribution arrangement. The amount of the Company contribution is based on the actuarially computed value necessary to provide an annual replacement of 40% of Mr. Foster's final compensation (annual base salary and annual target incentive) for his expected life beginning at age 65, offset by the age 65 pension benefit provided by his former employers. The actuarial calculation is leveled such that all future contributions equate to a relatively level percentage of compensation. This non-qualified, general asset promise is backed by a rabbi trust that is required to be funded not less than annually. Company contributions, and the actual earnings thereon, will fully vest at the earlier of Mr. Foster reaching age 60, death, disability, involuntary termination without cause, voluntary termination for good reason or change in control. Vested benefits will be distributed in five annual installments beginning at the time of termination unless he elects an alternative form of distribution, which may include a lump sum.

     The Employment Agreement also provides for the following payments and benefits in the case of Mr. Foster's termination of employment.

     Death or Disability. The Company will pay base salary and pro rata target incentive through termination plus all other compensation and benefits to which Mr. Foster had a vested right, including the supplemental retirement benefit and vesting of restricted stock and stock options.

     Voluntary Termination Without Good Reason or Termination For Cause. The Company will pay base salary through termination plus all other compensation and benefits to which Mr. Foster had a vested right.

     Involuntary Termination by the Company Without Cause or Termination for Good Reason. Termination for good reason includes a significant adverse change in duties or responsibilities, a required relocation, material reduction in compensation or benefits other than a prospective change which applies similarly to all executives and a material breach of contract by the Company. The Company will pay base salary and pro rata target incentive through termination, a lump sum cash amount equal to two times the then-current base salary and target incentive at termination plus all other compensation and benefits to which Mr. Foster had a vested right. The supplemental retirement benefit accrued to date will become fully vested and funded in the rabbi trust. Vesting of outstanding restricted stock and stock option grants will be accelerated and Mr. Foster will be eligible for outplacement services for a period of two years (with a maximum expense of 25% of base salary).

     Change in Control. For purposes of the Employment Agreement, a change in control would occur as a result of certain changes in the ownership of the Company or in the composition of the Board of Directors or of the approval of certain extraordinary transactions by the Company's shareowners (e.g., liquidation, merger, consolidation, sale or disposition of all or substantially all of the assets, etc.). Following a change in control, severance benefits would become payable if, within 24 months after the change in control, Mr.
Foster's employment terminates for one or more of the following reasons: (i) termination by the Company without cause; (ii) termination by Mr. Foster for good reason; (iii) failure of a successor company to assume obligations under the Employment Agreement; (iv) breach of contract by the Company; or (v) any termination by Mr. Foster during the 13th full month following the change in control. Payments and benefits include: (i) base salary and pro rata target incentive through termination plus all other compensation and benefits to which Mr. Foster had a vested right; (ii) lump-sum cash payment equal to three times base salary and target incentive; (iii) immediate full vesting and funding of the supplemental retirement benefit accrued to date; (iv) immediate full vesting of restricted stock and stock options; and (v) outplacement services for a period of two years (with a maximum expense of 35% of base salary). Under certain circumstances, a portion of the present value of the benefits payable under the Employment Agreement or of the acceleration of the vesting of the restricted stock or the stock options could be subject to a 20% excise tax under the Internal Revenue Code and be nondeductible by the Company. The Company has agreed to reimburse Mr. Foster for any such excise taxes, together with any additional excise or income taxes resulting from such reimbursement.

Compensation and Benefits Assurance Agreements

     In March 1996, the Company entered into Compensation and Benefits Assurance Agreements (the "Change in Control Agreements") with all executive officers other than Mr. Foster. The initial term of the Change in Control Agreements is three years, with automatic three-year renewals thereafter unless either party provides timely notice of intent not to renew. If a change in control (as defined therein) occurs, the Change in Control Agreements are irrevocable for the greater of the remaining term or two years.

     Under the Change In Control Agreements, a change in control would occur as a result of certain changes in the ownership of the Company or in the composition of the Board of Directors or upon the approval of certain extraordinary transactions by the Company's shareowners (e.g. liquidation, merger, consolidation, sale or disposition of all or substantially all of the assets, etc.). Change in control severance benefits will be triggered if, within 24 months of a change in control, termination of a covered executive officer occurs as a result of one or more of the following: (i) involuntary termination without cause; (ii) voluntary termination for good reason; (iii) failure of a successor company to assume obligations under the Change in Control Agreements;
(iv) material breach of contract by the Company; or (v) any termination by the executive during the 13th full month following the change in control. Payments and benefits will include: (i) base salary and pro rata target incentive through termination plus all other compensation and benefits to which the executive officer had a vested right; (ii) lump-sum cash payment equal to three times base salary and target incentive; (iii) continuation of health insurance at the same cost and coverage level as in effect at termination for the greater of 36 months or until similar benefits are obtained from a subsequent employer; (iv)
immediate full vesting of restricted stock and stock options; and (v) outplacement services for a period of two years (with a maximum expense of 25% of base salary). Under certain circumstances, a portion of the present value of the benefits payable under the Change in Control Agreements or of the acceleration of the vesting of the restricted stock or the stock options could be subject to a 20% excise tax under the Internal Revenue Code and be nondeductible by the Company. The Company has agreed to reimburse the executive officer for any such excise taxes, together with any additional excise or income taxes resulting from such reimbursement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 16, 1998 with respect to shares of Common Stock that were owned beneficially by: (i) each beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each of the Named Officers of the Company; (iii) each of the directors; and (iv) all executive officers and directors of the Company as a group. As of March 16, 1998, 121,309,314 shares of Common Stock were outstanding.

         Beneficial Owners,                Number of Shares           Percent of
 Directors and Executive Officers (1)  Beneficially Owned (2)(3)   Outstanding Shares
-------------------------------------  -------------------------  --------------------

Southeastern Asset Management, Inc.         18,299,197 (4)               15.09%
    6075 Poplar Avenue
    Suite 900
    Memphis, TN 38119

Lester Crown, Director                       6,588,219 (5)                5.43


Dennis E. Foster, Director,                    194,344 (6)                  *
    President and Chief
    Executive Officer

Michael J. Small,                               96,684 (7)                  *
    Executive Vice President
    and Chief Financial Officer

Kevin L. Beebe, Executive                       76,989 (8)                  *
    Vice President - Operations

Kevin C. Gallagher, Senior Vice                 86,341 (9)                  *
    President, General Counsel
    and Secretary

Gary L. Burge, Senior Vice                      82,357 (10)                 *
    President - Engineering
    and Network Operations

Frank E. Reed, Chairman of the                  12,217 (11)                 *
    Board of Directors

Robert E. R. Huntley, Director                  10,006 (12)                 *

Michael Hooker, Director                         9,033 (13)                 *

Alice M. Peterson, Director                      7,533 (14)                 *

                                       13

Charles H. Price, II, Director                   7,428 (15)                 *

Valerie B. Jarrett                               7,215 (16)                 *

Directors and executive                      7,250,770 (17)               5.98
    officers as a group
    (15 persons)
------------

     *Represents less than 1%.
(1) This table is based upon information supplied by directors, executive officers and principal shareowners. This table does not reflect the option granted to ALLTEL Corporation to purchase, under certain circumstances, up to 19.9% (approximately 24,140,553 shares) of the number of shares of Common Stock outstanding immediately prior to such option grant pursuant to the Stock Option Agreement (defined below). See "Recent Developments" herein.
(2) Unless otherwise indicated in the following notes, each of the shareowners named in this table has sole voting and investment power with respect to the shares shown as beneficially owned. This table includes the number of the Company stock options exercisable currently or within 60 days by each director and executive officer. The number of such Company stock options held by each director and executive officer is indicated in the following notes. This table excludes the aggregate number of phantom stock units ("Phantom Stock Units") accrued as of December 31, 1997 by each director under the Company's Amended and Restated Director Equity and Deferred Compensation Plan and each executive officer under the Company's 401(k) Restoration Plan and the Company's Deferred Compensation Plan (collectively, the "Deferred Compensation Plans"). The aggregate number of Phantom Stock Units accrued by each director and executive officer under the Deferred Compensation Plans is indicated in the following notes.
(3) The executive officers are participants in the Company's Retirement Savings Plan (the "401(k) Plan"). This table includes the number of shares of Common Stock beneficially held by each executive officer in the 401(k) Plan as of December 31, 1997. The number of such shares of Common Stock held by each executive officer is indicated in the following notes.
(4) According to a Schedule 13G/A, dated February 4, 1998, Southeastern Asset Management, Inc. has sole voting power with respect to 10,387,600 shares, shared voting power with respect to 6,143,637 shares and no voting power with respect to 1,767,960 shares. Such firm has sole investment power with respect to 12,155,560 shares and shared investment power with respect to 6,143,637 shares. At the time of acquisition by such firm, such shares represented only 14.84% of the total number of outstanding shares of Common Stock.
(5) Includes 4,379,186 shares held by Independent Cellular Network Partners, a partnership of which a partner is a trust of which Mr. Crown is a trustee for the benefit of his children, 1,356,885 shares held by CC Industries, Inc., of which Mr. Crown is Chairman of the Board, 757,029 shares held by The Crown Fund, a partnership of which Mr. Crown is a partner, and 88,100 shares held in charitable funds of which Mr. Crown is the trustee or a co-trustee. Mr. Crown disclaims beneficial ownership of all shares held by such entities except to the extent of his interest therein. Includes 6,000 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days. Excludes 604 Phantom Stock Units accrued under the Deferred Compensation Plans.
(6) Includes 693 shares jointly held by Mr. Foster's spouse, and as to such shares Mr. Foster and his spouse share voting power and investment power. Includes 207 shares invested in the 401(k) Plan and 126,925 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(7) Includes 360 shares jointly owned by Mr. Small's spouse, and as to such shares Mr. Small and his spouse share voting power and investment power. Includes 4,622 shares invested in the 401(k) Plan and 74,800 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(8) Includes 460 shares jointly owned by Mr. Beebe's spouse, and as to such shares Mr. Beebe and his spouse share voting power and investment power. Includes 441 shares invested in the 401(k) Plan and 62,988 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.

                                       14

(9) Includes 1,479 shares jointly owned by Mr. Gallagher's spouse, and as to such shares Mr. Gallagher and his spouse share voting power and investment power. Includes 1,297 shares invested in the 401(k) Plan and 75,771 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days. Excludes 218 Phantom Stock Units accrued under the Deferred Compensation Plans.
(10) Includes 2,873 shares jointly owned by Mr. Burge's spouse, and as to such shares Mr. Burge and his spouse share voting power and investment power. Includes 3,269 shares invested in the 401(k) Plan and 68,684 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(11) Includes 6,000 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(12) Includes 825 shares jointly owned by Mr. Huntley's spouse, and as to such shares Mr. Huntley and his spouse share voting power and investment power. Includes 6,000 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(13) Includes 6,000 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days. Excludes 215 Phantom Stock Units accrued under the Deferred Compensation Plans.
(14) Includes 6,000 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(15) Includes 400 shares held by Charles H. and Carol Swanson Price Foundation, of which Mr. Price is a trustee. Mr. Price disclaims beneficial ownership of such shares. Includes 6,000 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(16) Includes 6,000 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(17) Includes 10,246 shares invested in the 401(k) Plan and 506,624 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days. Excludes 1,052 Phantom Stock Units accrued under the Deferred Compensation Plans.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and holders of more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during 1997, each of its directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock complied with all Section 16(a) filing requirements, except for Charles H. Price, II, a director of the Company, who filed a late Form 4 in March 1998 relating to the July 1997 sale of 333 shares of Common Stock by Mr. Price's spouse. In making these statements, the Company has relied upon the written representations of its directors and executive officers.

                              CERTAIN TRANSACTIONS

     In connection with the Company's  acquisition  (the "ICN  Acquisition")  of
Independent Cellular Network, Inc. and affiliated companies completed in November 1996, the Company issued, in addition to the payment of other consideration, its subordinated non-negotiable promissory notes (the "Subordinated Notes") with an aggregate face principal amount of $122 million. The Subordinated Notes are due October 31, 2006 and originally accrued interest at the rate of 9.5% per annum, which was reduced to 9.0% on February 10, 1997. Fifty percent of the interest due and owing on the Subordinated Notes is paid on each semiannual interest payment date and the remaining 50% of the interest due and owing is capitalized and becomes part of the principal amount owed thereunder.

     As of December 31, 1997, Independent Cellular Network Partners, a partnership, held Subordinated Notes with an aggregate face principal amount of $92,561,229 and Arie and Ida Crown Memorial, a not-for-profit corporation, held Subordinated Notes with an aggregate face principal amount of $9,867,053. Lester Crown, a director of the Company, is a trustee for the benefit of his children of a trust which is a partner of Independent Cellular Network Partners. Mr. Crown is also a director of Arie and Ida Crown Memorial.

     The Exchange and Merger Agreement (the "Exchange and Merger Agreement") dated as of May 31, 1996 entered into by and between the Company and Independent Cellular Network Partners and certain of its affiliates (collectively "ICNP") in connection with the ICN Acquisition contains provisions providing each party thereto with indemnification, subject to certain limitations, from and against all damages resulting from the breach of the other parties' representations and warranties thereunder. Under the Exchange and Merger Agreement, Henry Crown and Company (Not Incorporated) irrevocably and unconditionally guaranteed the indemnification obligations of ICNP to the Company. Mr. Crown is a trustee for the benefit of his children of a trust which is a partner of Henry Crown and Company (Not Incorporated).

                               RECENT DEVELOPMENTS

     On March 16, 1998, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with ALLTEL Corporation, a Delaware corporation ("ALLTEL"), and Pinnacle Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ALLTEL ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company (the "Merger"). As a result of the Merger, (a) each outstanding share of the Company's Common Stock (other than shares owned by ALLTEL or Merger Sub or held by the Company), will be converted into the right to receive .74 shares of the of the common stock, par value $1.00 per share, of ALLTEL and (b) the Company will become a wholly owned subsidiary of ALLTEL.

     Consummation of the Merger is subject to certain conditions, including the approval of the Merger by the respective shareowners of the Company and ALLTEL and the receipt of required regulatory approvals, including the approval of the Federal Communications Commission and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Pending the receipt of such approvals, the Company expects to complete the Merger in the third quarter of 1998. The Merger Agreement may be terminated under certain circumstances relating to a third party offer to acquire the Company, in which event the Company will be obligated to pay to ALLTEL a termination fee of $100 million (the "Termination Fee").

     Concurrently with the execution of the Merger Agreement, the Company and ALLTEL entered into a Stock Option Agreement (the "Stock Option Agreement") whereby the Company granted to ALLTEL an option (the "Option") to purchase up to 19.9% of the number of shares of the Company's Common Stock issued and outstanding immediately prior to the grant of the Option at an exercise price of $33.90 per share (subject to adjustment in certain circumstances). The Option is exercisable by ALLTEL only in the event that ALLTEL becomes entitled to receive the Termination Fee. Concurrently with any exercise of the Option, the Company has the option to repurchase from ALLTEL, at a price of $35.90 per share, any shares issued upon the exercise of the Option.

     The  foregoing  descriptions  of the Merger  Agreement and the Stock Option
Agreement, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Stock Option Agreement, copies of which are filed as Exhibits
2.1 and 2.2, respectively, to the Company's Current Report on Form 8-K/A dated March 16, 1998 filed with the Securities and Exchange Commission.

     Although consummation of the Merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's Common Stock, shareowners will not be asked to vote on the Merger at the Annual Meeting but rather at a Special Meeting of Shareowners to be held at a later date. Prior to the Special Meeting, the Board of Directors will fix a record date for the determination of shareowners entitled to notice of and to vote at the Special Meeting.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named on the accompanying proxy to vote on such matters in accordance with their best judgment.

                                              By Order of the Board of Directors


                                                  /s/ Kevin C. Gallagher
                                             Kevin C. Gallagher
                                             Senior Vice President, General
                                             Counsel and Secretary

March 31, 1998

If signed and returned, the shares represented by this Proxy will be voted in accordance with the specifications given. If this Proxy is executed but no specifications are given as to the voting of each item, this Proxy will be voted FOR all Proposals.
                                                       Please mark your votes
                                                       as indicated in this
                                                       example           |X|

           The Board of Directors recommends a vote FOR all Proposals.

1. To elect the following nominees as Directors:

                                            FOR all nominees  WITHHOLD
                                            except any        AUTHORITY
(01) Alice M. Peterson                      indicated         to vote for all
(02) Charles H. Price, II                                     listed nominees
                                             |_|                |_|

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line below)

_____________________________________________________________________________
2. To ratify the selection of Ernst &         FOR           AGAINST   ABSTAIN
   Young LLP as the Company's independent     |_|             |_|       |_|
   accountants for the fiscal year ending
   December 31, 1998.


   ***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW***


                          YES          NO
Please check YES          |_|         |_|
if you plan to attend
the meeting.




Signature__________________________________________
Signature__________________________________________Date__________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE
                                VOTE BY TELEPHONE
                          QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

OPTION #1: To vote as the Board of Directors recommends on ALL proposals:
Press 1.

When asked, please confirm your vote by Pressing 1.

OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

     Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

     To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

     Proposal 2: To vote FOR, press 1; AGAINST,  press 9; ABSTAIN, press 0.

When asked, please confirm your vote by Pressing 1.

        PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF VOTED BY TELEPHONE.



                 Call ** Toll Free ** On a Touch-Tone Telephone
                             1-800-840-1208-ANYTIME
                    There is NO CHARGE to you for this call.

                          PROXY/VOTING INSTRUCTION CARD
                           360 COMMUNICATIONS COMPANY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D.E. Foster, M.J. Small and K.C. Gallagher, and each of them, acting jointly or severally and with full power of substitution, for and in the name of the undersigned to vote, as specified on the reverse side, all shares of Common Stock of 360 Communications Company that the undersigned is entitled to vote at the Annual Meeting of Shareowners to be held on Tuesday, May 12, 1998, at 10:00 local time at The Museum of Contemporary Art, The Education Center, 220 E. Chicago Avenue, Chicago, Illinois, or at any adjournment thereof.

The undersigned also hereby revokes previous proxies and acknowledges receipt of 360 Communications Company's Notice of Annual Meeting of Shareowners and Proxy Statement.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)






--------------------------------------------------------------------------------

                             oFOLD AND DETACH HERE o





                           360 Communications Company
                          Annual Meeting of Shareowners

                       Tuesday, May 12, 1998 at 10:00 a.m.

                         The Museum of Contemporary Art
                              The Education Center
                              220 E. Chicago Avenue
                             Chicago, Illinois 60611


  All shareowners are cordially invited to attend the Annual Meeting in person.